Exhibit 10.7
CEO Time-Based RSU Award

RESTRICTED STOCK UNIT AWARD AGREEMENT
PURSUANT TO THE
VEREIT, INC.
EQUITY PLAN
THIS AGREEMENT (this “Agreement”) is made as of [●], by and between VEREIT, Inc., a Maryland corporation with its principal office at 2325 E. Camelback Road, Phoenix, Arizona 85016 (the “Company”), and [●] (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted the VEREIT, Inc. Equity Plan (approved by the Board on September 6, 2011) (as such plan may be amended from time to time, the “Plan”);

WHEREAS, the Plan provides that the Company, through the Compensation Committee of the Board, has the ability to grant awards of restricted stock units to directors, officers and employees of the Company, among certain others;
WHEREAS, the Participant and the Company are parties to an agreement setting forth the terms and conditions of the Participant’s employment with the Company, effective as of [●] (the “Employment Agreement”); and
WHEREAS, subject to the terms and conditions of this Agreement and the Plan, the Board has determined that the Participant, as a key provider of services to the Company, shall be awarded RSUs (defined below) in the amount set forth below;
NOW, THEREFORE, the Company and the Participant agree as follows:
1. Award of RSUs. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company hereby awards to the Participant [●] restricted stock units (the “RSUs”) on the date hereof (the “Grant Date”). Subject to the terms of this Agreement, each RSU represents the right to receive one share of common stock of the Company, par value $0.01 (“Common Stock”). The Participant shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the RSUs until such time as the shares of Common Stock have been issued and delivered to the Participant in accordance with Section 5 of this Agreement.
2.     Vesting. Subject to the terms of the Plan and this Agreement, the RSUs shall vest as follows:
(a)     (i) one-fourth of the RSUs ([●] units) shall vest on the first anniversary of [●], (ii) one-fourth of the RSUs ([●] units) shall vest on the second anniversary of [●], (iii) one-fourth of the RSUs ([●] units) shall vest on the third anniversary of [●], and (iv) one-fourth of the RSUs ([●] units) shall vest on the fourth anniversary of [●] (each such anniversary, a “Vesting

CEO Time-Based RSU Award

Date”); provided, in each case, that the Participant has not incurred a termination of employment prior to such date, except as provided in Section 2(b) or 2(c) below.
(b)     In the event of a termination of the Participant’s employment as a result of the Participant’s death or Disability (as defined in the Employment Agreement), a pro rata portion of the Participant’s unvested RSUs shall automatically vest, determined by multiplying the total number of RSUs awarded hereunder by a fraction, the numerator of which is the number of whole months elapsed from the Grant Date until the date of such termination, and the denominator of which is 48 (reduced by the number of RSUs that had vested prior to such termination date), and the remainder of such RSUs shall be forfeited.
(c)     In the event of a termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason (each as defined in the Employment Agreement), all unvested RSUs granted hereunder shall automatically vest as of the date of the Participant’s termination of employment, provided, however, that the Participant has timely executed, and not revoked, a fully effective release of claims in accordance with the terms of the Employment Agreement.
(d)     Except as provided in Section 2(b) or 2(c), there shall be no proportionate or partial vesting in the periods prior to the applicable Vesting Dates and all vesting shall occur only on the appropriate Vesting Date.
3.     Forfeiture. If a Participant incurs a termination of employment for any reason other than as provided in Section 2, the Participant shall automatically forfeit any unvested RSUs without payment therefor.
4.     Dividend Equivalents. Subject to Section 5(b) of the Plan, each RSU shall be credited with an amount equal to any regular per share dividend or distribution declared by the Company during the period between the date hereof and the date the RSUs are settled in accordance with Section 5. When such dividends or distributions are declared by the Company, the RSUs shall be credited with an amount determined by multiplying the number of shares of Common Stock subject to the RSUs by the regular per share dividend or distribution, which amount shall be held by the Company and subject to forfeiture until the RSUs vest in accordance with Section 3 hereof. Such dividend and distribution credits shall accumulate (without interest) and shall be paid to the Participant on the Settlement Date (as defined below).
5.     Settlement. No later than thirty (30) days following the end of the applicable Vesting Date, or no later than sixty (60) days following the end of the applicable Vesting Date if such vesting occurs pursuant to Section 2(c) herein (the “Settlement Date”), the Company shall deliver to the Participant (i) a number of shares of Common Stock equal to the number of RSUs that vested on such Vesting Date, and (ii) a cash amount equal to any dividend and distribution credits calculated pursuant to Section 4 above, in each case subject to applicable tax withholding as provided in Section 6 below.
6.     Taxes. Prior to the Vesting Date, the Participant shall notify the Company in writing whether he/she elects to: (i) pay in cash the minimum statutory amount to satisfy any

CEO Time-Based RSU Award

Federal, state or local income, employment, payroll or other taxes or obligations of any kind required by law to be withheld in respect of the RSUs vesting (the “tax obligation”); or (ii) whether the Company shall satisfy such liability by deducting from any settlement of shares of Common Stock and cash otherwise due to the Participant on the Settlement Date a number of shares of Common Stock and cash having an aggregate value equal to the tax obligation.  If the Participant chooses option (i) above, no later than on the Settlement Date, the Participant shall pay the amount of the tax obligation to the Company, or make arrangements in writing satisfactory to the Company regarding payment of the tax obligation.  If the Participant does not affirmatively elect in writing to pay the tax obligation referred to in (i) above prior to the Vesting Date, the Company shall, in its discretion, have the right to deduct from any settlement of shares of Common Stock and cash otherwise due to the Participant on the Settlement Date a number of shares of Common Stock and cash having an aggregate value equal to the amount of the tax obligation.
7.     No Obligation to Continue Employment. Neither the execution of this Agreement nor the issuance of the RSUs hereunder constitutes an agreement by the Company or any of its Affiliates to employ or to continue to employ the Participant during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any RSUs are outstanding.
8.     Miscellaneous.
(a)     Transferability. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interests or obligations hereunder.
(b)     Reorganization and Recapitalization. This award of RSUs shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the RSUs, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. The Board may make equitable adjustments to the RSUs pursuant to Section 5(b) of the Plan in the event that it determines that any corporate reorganization or similar event as described therein has affected the Common Stock.
(c)     Incentive Compensation. The Participant agrees that the award of the RSUs hereunder is special incentive compensation and that it and any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

CEO Time-Based RSU Award

(d)     Recoupment of Compensation. The Participant acknowledges and agrees that, if applicable, the RSUs granted hereunder shall be subject to potential forfeiture or recoupment under the existing policy on the recovery of compensation or other proceeds as adopted by the Board prior to the date hereof, as such policy may be amended from time to time.
(e)     Amendments. No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
(f)     Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
(g)     Waiver. The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(h)     Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
(i)     Notices. All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, and shall be mailed or delivered to the Company at its principal place of business and directed to the Chief Financial Officer and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as either party may subsequently furnish to the other party in writing.
(j)     Governing Law. This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.
(k)     Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Subsidiaries and Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider

CEO Time-Based RSU Award

appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
(l)     Integration. This Agreement constitutes the entire agreement between the parties with respect to this award of RSUs and supersedes all prior agreements and discussions between the parties concerning such subject matter.
9.     Provisions of Plan Control. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, the powers of the Board and the Committee set forth in Section 3 of the Plan, and such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant. Notwithstanding the foregoing, (i) Section 8 (entitled “Excise Tax”) of the Plan shall not be applicable to the Participant with respect to the matters contemplated therein, and the section entitled “Code Section 280G” of the Employment Agreement shall instead apply for purposes of this Agreement, and (ii) Section 7 (entitled “Change in Control”) of the Plan shall not be applicable to the Participant with respect to the matters contemplated therein, and Section 2 of this Agreement shall instead apply for purposes of this Agreement.
10.     Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via an electronic mail system or by reference to a location on the Company’s intranet to which the Participant has access. The Participant consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
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CEO Time-Based RSU Award

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VEREIT, INC.

By: __________________________________________
Name:
     Title:

Participant

_______________________________